UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2019

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300 Houston, Texas 77024
(Address of Principal Executive Offices) (Zip Code)

(713) 626-8800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01  Entry Into a Material Definitive Agreement.

Underwriting Agreement

On March 19, 2019, Cactus, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Cactus Wellhead, LLC (“Cactus LLC”), certain selling stockholders of the Company named in Schedule I thereto (the “Selling Stockholders”), and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Underwriters”), providing for the offer and sale by the Selling Stockholders (the “Offering”) of 8,500,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), at a price to the underwriters of $35.93 per share.

As described in the prospectus supplement dated March 19, 2019 and filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2019, in connection with the Offering, certain Selling Stockholders who own common units representing limited liability company interests in Cactus LLC (“CW Units”) will exercise their right to redeem (the “Redemption Right”) 8,473,913 CW Units, together with a corresponding number of shares of the Class B common stock of the Company, par value $0.01 per share (“Class B Common Stock”), as provided in the First Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC (the “Cactus LLC Agreement”).  Upon the closing of the Offering, the Company expects to acquire the redeemed CW Units and a corresponding number of shares of Class B Common Stock (which shares of Class B Common Stock will then be cancelled) and issue 8,473,913 shares of Class A Common Stock to the Underwriters at the direction of the redeeming Selling Stockholders, as provided in the Cactus LLC Agreement. In addition, certain other Selling Stockholders expect to sell 26,087 shares of Class A Common Stock in the Offering, which shares are owned by them on the date hereof.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company, Cactus LLC and the Selling Stockholders each have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of such liabilities.

The Offering is expected to close on March 21, 2019, subject to customary closing conditions. Neither the Company nor Cactus LLC will receive any of the net proceeds from the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of March 19, 2019, by and among Cactus, Inc., Cactus Wellhead, LLC, the selling stockholders named on Schedule I thereto, and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Baker Botts L.L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2019

Cactus, Inc.

By:	/s/David Isaac
Name:	David Isaac
Title:	General Counsel and Vice President of Administration

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